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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                February 17, 2006
                Date of Report (date of earliest event reported)


                            CYPRESS BIOSCIENCE, INC.
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               (Exact name of Registrant as specified in charter)


          Delaware                  0-12943                 22-2389839
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 (State or other jurisdiction     (Commission            (I.R.S. Employer
      of incorporation)           File Number)          Identification No.)



                         4350 Executive Drive, Suite 325
                           San Diego, California 92121
                    (Address of principal executive offices)
       Registrant's telephone number, including area code: (858) 452-2323


         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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Item 1.01  Entry into a Material Definitive Agreement.
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On February 17, 2005, the Compensation Committee of the Board of Directors of
the Company adopted a Bonus Plan for the officers of the Company. The Bonus Plan was adopted to provide an outcome-based annual cash incentive to the officers of the Company. Pursuant to the Bonus Plan, the officers of the Company are eligible to receive cash bonuses up to between 25% to 66 2/3% of base salary, depending on the applicable participant's position at the Company, for the year ended December 31, 2006. The portion of the bonus earned, if any, is contingent upon the Company's achievement of certain corporate goals related to new product opportunities and an increase in stockholder value. The Compensation Committee established these corporate goals and the timelines for their achievement at the February 17th meeting. Individual awards will be pro rated for a partial year of service. Awards, if any, will be paid upon achievement of the corporate goals established by the Compensation Committee. These awards are only payable if the participant continues to be employed on the date of payment.





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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CYPRESS BIOSCIENCE, INC.


                                           By:   /s/ Jay D. Kranzler
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                                                  Jay D. Kranzler
                                                  Chief Executive Officer


Date: February 22, 2006